Exhibit 4.12
Certain identified information in this document has been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such redacted information is indicated by [***]. Such redacted information has been excluded from this document because it is both not material and is the type that Azul S.A. treats as private or confidential.

COM0653-25
AMENDED AND RESTATED
PURCHASE AGREEMENT COM0384-14
between
EMBRAER S.A.
and
Azul Finance 2 LLC

INDEX
ARTICLE    PAGE
2.    SUBJECT    7
3.    PRICE    7
4.    PAYMENT    8
5.    DELIVERY    8
6.    CERTIFICATION    8
7.    ACCEPTANCE AND TRANSFER OF OWNERSHIP    9
8.    STORAGE CHARGE    9
9.    DELAYS IN DELIVERY    10
10.    DELIVERY INSPECTION    10
11.    CHANGES    11
12.    WARRANTY AND GUARANTEES    12
13.    PRODUCT SUPPORT PACKAGE    13
14.    ASSIGNMENT    13
15.    RESTRICTIONS AND PATENT INDEMNITY    13
16.    MARKETING PROMOTIONAL RIGHTS    14
17.    TAXES    14
18.    APPLICABLE LAW    14
19.    JURISDICTION    14
20.    TERMINATION    15
21.    PURCHASE RIGHT AIRCRAFT    15
22.    INDEMNITY    16
23.    NOTICES    16
24.    CONFIDENTIALITY    17
25.    COMPLIANCE WITH LAWS    17
26.    SEVERABILITY    18
27.    NON-WAIVER    18
28.    INTEGRATED AGREEMENT    18
29.    NEGOTIATED AGREEMENT    18
30.    COUNTERPARTS    19
31.    ENTIRE AGREEMENT    19
32.    REPRESENTATIONS AND WARRANTIES    19

ATTACHMENTS
“A”    - E195-E2 AIRCRAFT CONFIGURATION
“B”    - FERRY FLIGHT ASSISTANCE AND PRODUCT SUPPORT PACKAGE
Exhibit 1 to Attachment B (LIST OF TECHNICAL PUBLICATIONS)
Exhibit 2 to Attachment B (SPECIAL INSURANCE CLAUSES)
“C”    - WARRANTY CERTIFICATE - MATERIAL AND WORKMANSHIP
“D”    - PRICE ESCALATION FORMULA
“E”    - AIRCRAFT DELIVERY SCHEDULE
“F”    - [***] GUARANTEE
“G”    - [***] GUARANTEE
“H”    - [***] GUARANTEE
“I”    - [***] GUARANTEE

AMENDED AND RESTATED PURCHASE AGREEMENT COM0384-14
THIS DOCUMENT REFERENCE COM0653-25
THIS AMENDED AND RESTATED PURCHASE AGREEMENT COM0384-14 (“AGREEMENT”) IS ENTERED INTO THIS 26TH DAY OF NOVEMBER, 2025, BY AND BETWEEN EMBRAER S.A. (“EMBRAER” OR “SELLER”) AND AZUL FINANCE 2 LLC (“BUYER”) FOR THE PURCHASE AND SALE OF EMBRAER AIRCRAFT.
EMBRAER AND BUYER ARE REFERRED TO HEREIN INDIVIDUALLY AS “PARTY” AND COLLECTIVELY AS “PARTIES”.
THE SALE COVERED BY THIS AGREEMENT SHALL BE GOVERNED SOLELY BY THE TERMS AND CONDITIONS HEREIN SET FORTH, AS WELL AS THE PROVISIONS SET FORTH IN THE ATTACHMENTS HERETO.
THIS AGREEMENT SHALL NOT BE EFFECTIVE UNLESS AND UNTIL (i) IT IS APPROVED BY THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, PURSUANT TO CHAPTER 11 RULES INCLUDING THE U.S. BANKRUPTCY CODE, (ii) THE EARLIER OF (A) THE BANKRUPTCY COURT’S ENTRY OF AN APPROVAL ORDER APPROVING A TRANSACTION FOR SUPPORT OF ENGINES WITH PRATT & WHITNEY RELATED TO THIS AGREEMENT (AS AMENDED HERETO) IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO BUYER, OR (B) DECEMBER 15, 2025; AND (iii) SIGNED BY AN AUTHORIZED OFFICER OF BUYER AND EXECUTED BY TWO AUTHORIZED OFFICERS OF EMBRAER S.A.
WHEREAS, on December 30th, 2014 Embraer and Buyer entered into the Purchase Agreement COM0384-14;
WHEREAS, on May 28th, 2025, Buyer and the other applicable debtors filed for bankruptcy in New York, USA (Case No. 25-11176 - SHL) (“Chapter 11 Cases”, as defined below);
WHEREAS, as part of Buyer’s recovery plan, the Parties desire to amend and restate certain terms and conditions of the Purchase Agreement COM0384-14 as set forth hereunder..
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the Parties hereto agree as follows;
RESTATEMENT
The Purchase Agreement COM0384-14 is hereby fully and completely amended and restated in its entirety, pursuant to the terms hereof, and the Parties’ agreement in regard to the subject matter hereof shall be solely contained in this Agreement.

1.INTERPRETATION
1.1Definitions
For the purpose of this Agreement, the following definitions are hereby adopted by the Parties:
1.1.1“Actual Delivery Date”: shall mean, with respect to each Aircraft, the date on which Buyer obtains title to that Aircraft in accordance with Article 7.
1.1.2“AD’s”: shall mean effective airworthiness directives issued by either the ANAC or the Airworthiness Authority, in connection with and with respect to the Aircraft.
1.1.3“Agreement” or “Purchase Agreement”: shall mean this purchase agreement.
1.1.4“Aircraft”: shall mean the Embraer 195-E2 (certification designation [***]) aircraft manufactured by Embraer according to Attachment “A”, for sale to Buyer pursuant to this Agreement, equipped with two engines identified therein (or, where there is more than one of such aircraft, each of such aircraft).
1.1.5“Aircraft Basic Price”: shall mean the Aircraft price, as defined in Article 3.1.
1.1.6“Aircraft Purchase Price”: shall mean the Aircraft price, effective on the relevant Aircraft’s Contractual Delivery Date, resulting from the application of the Escalation Formula to the Aircraft Basic Price as set forth in Article 3.3.
1.1.7“Airworthiness Authority”: shall mean the Brazilian Civil Aviation Authority - Agencia Nacional de Aviação Civil (“ANAC”), or such other entity in Brazil from time to time charged with the administration of civil aviation.
1.1.8“Bankruptcy Court”: the United States Bankruptcy Court for the Southern District of New York.
1.1.9“Business Day(s)”: shall mean a day on which banks are open for business in Sao Jose dos Campos and Sao Paulo in Brazil, and New York in the United States.
1.1.10“Buyer”: shall mean Azul Finance 2 LLC, a company organized and existing under the laws of Delaware with its principal place of business at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, USA.
1.1.11“Chapter 11 Cases”: the chapter 11 cases under the Bankruptcy Code, commenced in the Bankruptcy Court on May 28, 2025 by Lessee, Guarantor and certain of their Affiliates captioned In re Azul S.A., et al. (jointly administered case number 25-11176 (SHL);
1.1.12“Contractual Delivery Date”: unless as otherwise provided for herein, the Contractual Delivery Date shall mean the last Business Day of each month for each Aircraft as provided for in Attachment “E” and as referred to in Article 5.
1.1.13“Day(s)”: shall mean calendar days.

1.1.14“Embraer”: shall mean Embraer S.A., a Brazilian corporation organized and existing under the laws of Brazil with its principal place of business at Av. Brigadeiro Faria Lima, 2170, Sao Jose dos Campos, SP, Brazil.
1.1.15 “Escalation Formula”: shall mean the escalation formula contained in Attachment “D”.
1.1.16“FAF”: shall mean delivery of an Aircraft in fly-away-factory condition (equivalent to Ex-Works condition - Incoterms 2010 - flying from the place designated in Article 5 and with a certificate of airworthiness or equivalent at the time issued by ANAC or its successors and provided by Embraer).
1.1.17“Initial Deposit”: shall mean the aggregate initial deposit referred to in Article 4.1.1.
1.1.18“Major Changes”: shall mean the changes to the design of the Aircraft, as defined in Article 11.2.2.
1.1.19“Mandatory Service Bulletins”: shall mean the mandatory service bulletins applicable to the Aircraft, which are issued by Embraer to implement the AD’s referred to in Article 11.4.
1.1.20“Minor Changes”: shall mean the changes to the design of the Aircraft defined as per the terms and conditions of Article 11.2.1.
1.1.21“Notified Contractual Delivery Date”: shall mean the delivery date notified by Embraer pursuant to Article 7.
1.1.22“Parties”: shall mean Embraer and Buyer.
1.1.23“Product Support Package”: shall mean the products and Services to be provided by Embraer as per Article 13.
1.1.24“Purchase Right Aircraft”: shall have the meaning set out in Article 21.
1.1.25“Scheduled Inspection Date”: shall mean the date on which a certain Aircraft is available for inspection, acceptance and subsequent delivery to Buyer, as per the terms and conditions of Article 7.1.
1.1.26“Services”: shall mean the services, as defined in Article 2.3 of Attachment “B”.
1.1.27“SOFR”: for purposes of calculating any rate under this Agreement for any period for which the same is to be established, means the applicable rate per annum equal to the Six-Month CME Term SOFR, as such rate is published by the Term SOFR Administrator on the first day of such period (or if such date is not a business day, the immediately preceding business day) and in an amount comparable to the amount for which such rate is to be established and, if any such rate is below zero, CME Term SOFR will be deemed to be zero. For purposes of this definition, “business day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities, where “Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate approved or endorsed by a Relevant Governmental Body).

1.1.28“Specification”: shall mean the Aircraft configuration described in Attachment “A”, as such may be amended overtime pursuant to Article 11, together with the Technical Description incorporated by reference therein.
1.1.29“Technical Publications”: shall mean the technical documentation pertaining and related to the Aircraft, as identified in Article 2.2 and Exhibit 1 of Attachment “B”.
1.1.30“USD” or “US$”: shall mean the legal currency of the United States of America.
1.1.31“Vendor”: shall mean third party suppliers of equipment, parts, tools, ground support and test equipment to Embraer to use on or in connection with the Aircraft.
1.1.32“Working Day(s)”: shall mean a day, other than Saturday, Sunday or holiday, on which Embraer in Sao Jose dos Campos, SP, Brazil is open for business.
1.2Construction
In this Agreement unless otherwise expressly provided:
1.2.1Words importing the plural shall include the singular and vice versa,
1.2.2A reference to an Article, Attachment or Exhibit is a reference to an Article, Attachment or Exhibit to this Agreement, and
1.2.3The headings in this Agreement are to be ignored in construing this Agreement.
2.SUBJECT
Subject to the terms and conditions of this Agreement:
2.1Embraer shall sell and deliver and Buyer shall purchase and take delivery of [***] Aircraft;
2.2Embraer shall provide to Buyer the Services and the Technical Publications as described in Attachment “B” to this Agreement; and
2.3Buyer shall have the option to exercise and purchase up to [***] Purchase Right Aircraft, in accordance with Article 21.
3.PRICE
3.1The Aircraft Basic Price of each Aircraft is [***].
3.2The Services and Technical Publications are to be provided [***] to Buyer in accordance with Attachment “B”. Additional technical publications as well as other services shall be [***] to Buyer in accordance with [***].
3.3The Aircraft Basic Price, as may be amended pursuant to the provisions of this Agreement, shall be [***]. [***].
4.PAYMENT

4.1To secure the Aircraft delivery positions set forth in Article 5 and to ensure delivery of Aircraft in accordance with the delivery schedule set forth in Article 5, Buyer shall pay Embraer for each Aircraft the amounts set forth in Article 3 in accordance with the terms and conditions contained in this Article 4. The Parties acknowledge that each of the Aircraft and the corresponding delivery positions have been reserved for purchase by Buyer and such Aircraft have been removed from the market. The amounts specified in Article 3 shall be paid by Buyer [***].
The Aircraft Purchase Price for each Aircraft shall be paid by Buyer, as follows:
4.1.1[***]
4.1.2[***]
4.1.3[***]
4.1.4[***]
4.1.5[***]
4.2[***]
4.3[***]
4.4[***]
4.5Payment Date: unless otherwise agreed by the Parties in writing, payment of the amounts referred to in Articles 4.1.2, 4.1.3 and 4.1.4 shall be made by Buyer [***].
4.6[***]
5.DELIVERY
Subject to payment in accordance with Article 4 and the provisions of Articles 7 and 9, Embraer shall offer the Aircraft to Buyer for inspection, acceptance and subsequent delivery in FAF condition, at [***], on the [***].
6.CERTIFICATION
6.1The Embraer 195-E2 aircraft shall be certified [***] by ANAC pursuant to the RBAC 25 certification requirements.
6.2The Aircraft shall be manufactured by Embraer in compliance with ANAC certification and the operational requirements of the Airworthiness Authority, except for the items that are under Buyer’s regulatory responsibility pursuant to the operational requirements of the Airworthiness Authority and are not otherwise required to be provided by Embraer under this Agreement. Buyer shall be solely responsible for determining which operational requirements of the Airworthiness Authority are to be incorporated into the Aircraft configuration and for informing Embraer thereof. All such requirements, to the extent not included in Attachment A at the time of execution of this Agreement, shall be treated in accordance with the terms and conditions of Article 11.5.

6.3The Aircraft shall be delivered to Buyer with a certificate of airworthiness or equivalent issued by ANAC. Embraer hereby warrants that the condition of the Aircraft at delivery and the documentation delivered with the Aircraft, including the above- mentioned certificate of airworthiness shall be sufficient for Buyer to obtain a certificate of airworthiness from the Airworthiness Authority. Subject to the above, it shall be Buyer’s responsibility to obtain such certificate of airworthiness and to register the Aircraft, at Buyer’s sole expense.
7.ACCEPTANCE AND TRANSFER OF OWNERSHIP
7.1Unless Buyer is notified otherwise, the Aircraft shall be delivered in accordance with the provisions and schedules specified in Article 5. [***]
7.2[***]
7.3[***]
7.4[***]
7.5[***]
7.6[***]
7.7[***]
7.8[***]
7.9[***]
8.STORAGE CHARGE
8.1A storage charge equal to [***] shall be charged [***]:
8.1.1[***]
8.1.2[***]
8.1.3[***]
8.2[***]
8.3[***]
8.4[***]
9.DELAYS IN DELIVERY
Except as provided in Articles 9.1 and 9.3, Embraer warrants that there shall be no delays in deliveries of Aircraft. The sole remedies for delays in delivery of any Aircraft are those provided in this Article 9 and Article 20.2.
9.1Excusable Delays:

9.1.1[***]
9.1.2[***]
9.1.3[***]
9.1.4[***]
9.1.5[***]
9.2Non-Excusable Delays:
9.2.1[***]
9.2.2[***]
9.2.3[***]
9.2.4[***]
9.3Delay Due to [***]
[***]
10.DELIVERY INSPECTION
10.1Buyer may elect to observe the manufacturing of the Aircraft in order to verify that the Aircraft is manufactured in accordance with the procedures specified in this Agreement and to all applicable quality standards. [***] before the Contractual Delivery Date of the first Aircraft, Embraer shall provide Buyer with a description of the relevant milestones of the manufacturing process which Buyer may observe. Upon receipt of such description Buyer shall [***] inform Embraer [***]. Embraer will then notify Buyer the approximate dates of such milestones and Buyer shall [***] inform the names of no more than [***] of its representatives that will act as observers (the “Observers”). The Observers shall be given access to the relevant technical data as reasonably necessary. Observers will, at all times, be supported by the quality assurance personnel of Embraer and shall address any of their observations, comments, doubts or requests to such personnel, provided however that Embraer shall not be deemed to have received any request that may affect the performance of this Agreement unless and until such request is made by Buyer in accordance with Article 23. Observers shall not interfere, disturb, delay or in any other way hinder the manufacture or assembly of the Aircraft, any other aircraft or any other activities carried out by Embraer.
10.2In order to perform the delivery inspection and acceptance of each Aircraft in accordance with Article 7, Buyer shall send up to [***] authorized representatives (the “Authorized Representatives”) to the facilities of Embraer. Buyer shall communicate to Embraer the names of its Authorized Representatives, by means of written notice, at least [***].
10.3Such Authorized Representatives, or other representatives indicated by Buyer, shall be authorized and duly empowered to sign the acceptance and transfer of title and risk documents and accept delivery of the Aircraft pursuant to Article 7.

10.4For the purposes subject hereof, Embraer shall provide [***] communication facilities (telephone, facsimile and high speed internet connection) for Buyer’s Observers and Authorized Representatives, as well as the necessary tools, measuring devices, test equipment and technical assistance as may be necessary to perform acceptance tests. Embraer shall also make available to Observers and Authorized Representatives [***].
10.5Buyer’s Observers and Authorized Representatives shall observe Embraer’s administrative rules and instructions while at Embraer’s facilities.
10.6Buyer’s Observers and Authorized Representatives shall be allowed exclusively in those areas related to the subject matter hereof. Buyer agrees to hold harmless Embraer from and against all and any kind of liabilities in respect to such representatives, for whom Buyer is solely and fully responsible under all circumstances and in any instance, except to the extent they arise from the gross negligence or the willful misconduct of Embraer, its officers, employees and agents.
11.CHANGES
11.1Each Aircraft will comply with the Specification and shall incorporate all modifications which are classified as AD’s mandatory by ANAC or the Airworthiness Authority as provided in Article 11.4, or those agreed upon by Buyer and Embraer in accordance with this Article.
11.2The Parties hereby agree that changes can be made by Embraer in the design of the Aircraft, the definition of which and its respective classification shall be in compliance to the Aircraft type specification, as follows:
11.2.1Minor Changes: defined as those modifications which shall not adversely affect the Aircraft in any of the following characteristics:
(i)[***].
11.2.2Major Changes: defined as those modifications which affect at least one of the topics mentioned in Article 11.2.1.
11.3Embraer shall have the right, but not the obligation, to incorporate Minor Changes in the Aircraft still in the production line [***].
11.4Embraer shall convey those Major Changes that are classified as AD’s by means of service bulletins approved by the Airworthiness Authority and/or ANAC, as appropriate. Service bulletins that implement such AD’s shall be referred to as Mandatory Service Bulletins. Embraer shall incorporate Mandatory Service Bulletins as follows:
11.4.1Compliance required before Actual Delivery Date: Embraer shall incorporate Mandatory Service Bulletins in undelivered Aircraft [***]. Embraer shall not be liable for any delays resulting from incorporation of Mandatory Service Bulletins when the Aircraft has already passed the specific production stage affected by the incorporation of said change but Embraer shall use its commercially reasonable efforts to incorporate such changes prior the Actual Delivery Date and to minimize any delays in delivery.
11.4.2Compliance required after Contractual Delivery Date: During a time period of [***], Embraer shall provide parts kits for Mandatory Service Bulletins that are issued either (i) [***]. [***]. Additionally Embraer shall, at Embraer’s option, either [***].

11.5Except for the Major Changes referred to in Article 11.4, any other Major Changes as defined in Article 11.2.2 and/or Major Changes such as [***], shall be considered as optional and Embraer shall submit to Buyer a Proposal of Major Change (“PMC”) describing the impacts of such change. Should Buyer not approve such PMC in writing, the change shall not be incorporated in the Aircraft.
11.6Any Major Change to the Aircraft, made in accordance with the foregoing paragraphs, which affect the provisions of Attachment “A” hereto and amend the Specification accordingly, shall be incorporated in said Attachment by means of an amendment to this Agreement [***].
11.7Except as set forth herein, the Aircraft shall, on the Scheduled Inspection Date, comply with the Specification as from time to time amended pursuant to Article 11.6. Determination of such compliance shall be made by Buyer pursuant to Article 7.
12.WARRANTY AND GUARANTEES
12.1Warranty: the materials and workmanship relative to the Aircraft subject of this Agreement will be warranted exclusively in accordance with the terms and conditions specified in Attachment “C”.
12.2Guarantees: Embraer hereby guarantees to Buyer [***], (iv) the performance, of and with respect to the Aircraft in exclusively accordance with the terms and conditions specified in Attachments “F”, “G”, “H” and “I”.
13.PRODUCT SUPPORT PACKAGE
Embraer shall supply to Buyer the Product Support Package described in Article 2 of Attachment “B” hereto, which includes Embraer’s spare parts policy, the Technical Publications and the Services.
14.ASSIGNMENT
14.1Buyer may totally or partially assign any of its rights hereunder in connection with the Aircraft (“Assignment Rights”) [***], to any of Azul S.A.’s wholly owned subsidiaries (“Permitted Assignees”). [***].
14.2As used in this Article, “wholly owned subsidiary” at any particular time is any company that Buyer or its parent company holds one hundred (100%) ownership and has the power to control, directly or indirectly, whether by ownership of the share capital, by contract, or by the power to appoint or remove the members of the governing body of that company or otherwise.
14.3Should Buyer intend to assign any of Buyer’s rights under the Purchase Agreement as provided for herein, [***]. [***]
14.4Except as provided for in relation to the Permitted Assignees above, any of Buyer’s rights and obligations under this Purchase Agreement shall not be assigned [***].
14.5[***]

14.6Notwithstanding the above, this Purchase Agreement, as well as the warranty and guarantees with respect to any Aircraft, shall not be assigned to any of Embraer’s competitors, any person or entity which the Parties may be legally restricted to enter in to an agreement, to a debarred person or entity or in case such assignment would infringe US export control regulations or any other applicable law.
14.7Buyer will represent to the benefit of Embraer at the time of the assignment that such assignment contemplated at the time and permitted under this Article 14 shall not cause any adverse change to the interests, rights or obligations of Embraer under this Agreement.
15.RESTRICTIONS AND PATENT INDEMNITY
15.1Claims against Buyer. [***]
15.1.1[***]
15.2Limitations and Conditions. [***].
[***]
15.3Continuing Use. [***]
16.MARKETING PROMOTIONAL RIGHTS
Embraer shall have the right to show for marketing purposes, [***], the image of Buyer’s Aircraft, painted with Buyer’s colors and emblems, affixed in photographs, drawings, films, slides, audiovisual works, models or any other medium of expression (pictorial, graphic, digital, electronic and sculptural works), through all mass communications media including but not limited to billboards, magazines, newspaper, television, movie, theaters, as well as in posters, catalogues, models and all other kinds of promotional material. In the event such Aircraft is sold to or operated by or for another company or person, Embraer shall be entitled to disclose such fact, as well as to continue to show the image of the Aircraft, [***], for marketing purposes, either with the original or the new colors and emblems, unless otherwise notified, provided that such notification shall be subject to the reasonable satisfaction and agreement of Embraer. If accepted, said prohibition, however, shall in no way apply to the promotional materials or pictorial, graphic, digital, electronic or sculptural works already existing or to any contract for the display of such materials or works already binding Embraer at the time of receipt of the notification. The provisions of this Article shall be included in all future sales or lease agreements concerning the Aircraft.
17.TAXES
[***]
18.APPLICABLE LAW
This Agreement shall in all respects be governed by the laws of the State of New York, including all matters of construction, validity and performance, without giving effect to principles of conflicts of laws other than sections 5-1401 and 5-1402 of the New York General Obligations law.
19.JURISDICTION
Each Party hereto hereby irrevocably agrees, accepts and submits to, for itself and in respect of any of its property, generally and unconditionally, the exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York, in connection with any legal action, suit or proceeding with respect to any matter relating to or arising out of or in connection with this Agreement or any other operative agreement and fully waives any objection to the venue of such courts; provided that the Bankruptcy Court shall have exclusive jurisdiction for the pendency of the Chapter 11 Cases. Furthermore to the fullest extent permitted by applicable law, each Party hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit action or proceeding any claim that it is not personally subject to the jurisdiction of the above named courts, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper.
EACH PARTY HERETO HEREBY EXPRESSLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.
20.TERMINATION
20.1Should either Party fail to comply partially or completely with its obligations hereunder, the other Party shall be entitled to give notice of such failure and to require that such failure be remedied within the period specified in that notice, which period shall not be less than [***]. Should such failure not be remedied within the period so specified, then the Party who gave notice of such failure shall be entitled to terminate this Agreement. Should termination occur in accordance with the foregoing, the defaulting Party shall pay to the non-defaulting Party [***]. The foregoing provision shall not apply in any circumstance where a specific right of termination is made available hereunder or will be made available hereunder upon the expiration of a specific period of time and such specific right shall be exclusive in the given circumstance. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY IN ANY CIRCUMSTANCE HEREUNDER FOR ANY [***]
20.2Buyer and Embraer shall have the right to terminate this Agreement in respect to the relevant Aircraft, upon the occurrence of any Excusable Delay of [***], unless otherwise agreed in writing by the Parties, and Buyer shall have the right to terminate this Agreement in respect to the relevant Aircraft upon: [***]. Upon receipt of such notice of termination by Buyer or Embraer, as the case may be, Embraer shall:
(i)in case of Excusable Delay: [***].
(ii)in case of Non-Excusable Delay: [***].

20.3If Buyer breaches this Agreement and terminates this Agreement before the Actual Delivery Date of an Aircraft (except when such termination is for reasons outlined in Article 7.6 and for delays in the delivery of an Aircraft, whether such delays are Excusable Delays or Non-Excusable Delays, as permitted pursuant to Articles 9.1 and 9.2) or, if Embraer terminates this Agreement in relation to an Aircraft, pursuant to Articles 4.3, 7.7 or 9.1.5 hereof, Buyer shall [***].
20.4[***]
20.5[***]
20.6In the event this Agreement is terminated and Embraer is required to [***] as set forth in Articles 7.6, 9.3, 20.2, 20.3, 20.4 or 20.5, Embraer will [***].
21.PURCHASE RIGHT AIRCRAFT
21.1Embraer shall grant Buyer the right to exercise and purchase up to [***] additional Embraer E195-E2 aircraft (the “Purchase Right Aircraft”) configured as per Attachment “A” (as applicable), as may be amended from time to time, and available to Buyer [***].
21.2Subject to no material default on the part of the Buyer having occurred and continuing on the date of exercise, the right to purchase each of the Purchase Right Aircraft shall be initiated by means of a written notice from Buyer to Embraer stipulating a desired delivery month and year as well as the Aircraft type to be purchased (the “Buyer’s Notice”), and such right is subject to [***].
21.3In case Embraer has not received the Buyer’s Notice for all Purchase Right Aircraft on or before [***], Buyer shall be deemed to have relinquished its right to acquire any unexercised Purchase Right Aircraft. The contractual delivery date for any Purchase Right Aircraft (“Purchase Right Aircraft’s Contractual Delivery Date”) shall be no later than [***].
21.4Following receipt by Embraer of the Buyer’s Notice, Embraer shall [***] inform Buyer if the desired Purchase Right Aircraft’s Contractual Delivery Date requested by Buyer is acceptable; otherwise, [***] (the “Confirmation Notice).
21.5Upon Buyer and Embraer agreeing to the new Purchase Right Aircraft’s Contractual Delivery Date and in order to secure the Purchase Right Aircraft delivery positions, Buyer shall within [***].
21.6If the purchase rights are exercised by Buyer as specified above and the relevant delivery dates are agreed, and [***], an amendment to this Agreement shall be executed by and between the Parties within [***] following the Confirmation Notice, setting forth the specific terms and conditions such as, [***], and others if the case may be, applicable exclusively to the Purchase Right Aircraft. Upon execution of the Amendment, the exercise of the Purchase Right shall be irrevocably firm and binding and the exercised Purchase Right Aircraft shall become an Aircraft for the purposes of this Agreement, as the context may require, unless set forth otherwise to the contrary in the Amendment.
21.7If the Parties for any reason fail to execute the amendment referred to above, then the purchase right with respect to such aircraft shall be deemed relinquished, no indemnity being due by either Party to the other, except that Embraer shall be entitled to retain the Purchase Right Initial Deposits (if any).

22.INDEMNITY
22.1[***].
23.NOTICES
All notices permitted or required hereunder shall be in writing in the English language and sent, by registered mail or e-mail, to the attention of the Vice President, Contracts - Commercial Aviation as to Embraer and of the President of the Company as to Buyer, to the addresses indicated below or to such other address as either Party may, by written notice, designate to the other.
23.1EMBRAER:
EMBRAER S.A.
Attn: Vice President, Contracts - Commercial Aviation
Av. Brigadeiro Faria Lima, 2170
CEP 12227-901 Sao Jose dos Campos - SP
Brazil
Telephone: (+55 12) 3927-1410
E-mail: commercial.contracts@embraer.com.br
23.2BUYER:
AZUL FINANCE 2 LLC
Attn: President of the Company
Avenida Marcos Penteado de Ulhoa Rodrigues, 939
Edif. Castello Branco Office Park - Torre Jatoba - 9° andar -
CEP 06460-040 - Alphaville Industrial - Barueri - SP
Brazil
E-mail: fleettransactions@voeazul.com.br
24.CONFIDENTIALITY
24.1Neither Party has the right to disclose the terms of this Agreement except as required by law. Each of Buyer and Embraer agrees not to disclose any portion of this Agreement or its Attachments, amendments or any other supplement, to any third party without the previous written consent of the other Party. Without limiting the foregoing, in the event either Party is legally required to disclose the terms of this Agreement, that Party shall notify the other Party (where permitted by law) reasonably in advance of such disclosure and exert its best efforts to request and obtain confidential treatment of the articles, terms and conditions of this Agreement relevantly designated by the other Party as confidential. In the event this Agreement is terminated, whether in whole or in part, this Article 24 shall survive such termination. During the pendency of the Chapter 11 Cases, the Buyer shall be entitled to disclose the terms of this Agreement to the Bankruptcy Court, the Office of the United States Trustee, and on a professional eyes-only basis to counsel and advisors to the Official Committee of Unsecured Creditors and to counsel and advisors to the lenders under the debtor-in-possession financing on a “professional eyes only basis”. Buyer agrees that any documents containing any terms of this Agreement must be filed with, or provided to, the Bankruptcy Court under seal and/or redacted, as agreed between the Parties.
25.COMPLIANCE WITH LAWS
25.1Each Party hereby represents to the other Parties that in connection with the negotiation, execution and performance under this Agreement it: (i) has acted in good faith and with business integrity towards the other Party and any third parties, (ii) complies with anti-corruption and anti-money laundering laws applicable to such Party to the extent that they apply to such Party’s obligations and activities stipulated in this Agreement, and (iii) in all matters relating hereto, it has acted, and will continue to act in strict compliance with the applicable ethical and business integrity standards. The foregoing representations are made on a continuing basis and shall hold true until termination or expiration of this Agreement.
25.2Each Party represents to the other Party that:
(a)such Party has not and will not offer, promise or give to any employee, officer, agent or representative of the other Party any amount of money, personal services, credit or other thing of value, save where not in violation of any of the following: (i) Brazilian laws which apply or may apply to this Agreement or to such Party generally, or (ii) reasonably accepted standards of conduct and practices; and
(b)such Party has not and will not offer, promise or give to, or request or demand from, the other Party any payment or thing of value which can potentially impact a business decision of the other Party in the context of this Agreement or the subject matter hereof.
26.SEVERABILITY
If any provision or part of a provision of this Agreement or any of the Attachments shall be, or be found by any authority or court of competent jurisdiction to be, illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.
27.NON-WAIVER
Except as otherwise specifically provided to the contrary in this Agreement, any Party’s refrain from exercising any claim or remedy provided for herein shall not be deemed a waiver of such claim or remedy, and shall not relieve the other Party from the performance of such obligation at any subsequent time or from the performance of any of its other obligations hereunder.
28.INTEGRATED AGREEMENT
All Attachments referred to in this Agreement and/or attached hereto are, by such reference or attachment, incorporated in this Agreement.
29.NEGOTIATED AGREEMENT

Buyer and Embraer agree that this Agreement, including all of its Attachments, has been the subject of discussion and negotiation and is fully understood by the Parties, and that the rights, obligations and other mutual agreements of the Parties contained in this Agreement are the result of such complete discussion and negotiation between the Parties.
30.COUNTERPARTS
This Agreement may be executed by the Parties hereto in any number of separate counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and all of which when taken together shall constitute one and the same instrument. This Agreement may be signed by pdf format exchanged between the parties by electronic mail with originals to follow by an internationally recognized courier. The Parties hereto acknowledge and agree that this Agreement may also be executed electronically through trusted digital signatures systems, as the case may be, and that such digital signatures will be as legal and binding as manually executed, wet ink original signatures of the respective Parties.
31.ENTIRE AGREEMENT
This Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and supersedes all previous and connected negotiations, representations and agreements between the Parties. This Agreement may not be altered, amended or supplemented except by a written instrument executed by the Parties.
32.REPRESENTATIONS AND WARRANTIES
32.1Each Party represents and warrants to the other that:
(A)    It is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary corporate power and authority to conduct the business in which it is currently engaged and to enter into and perform its obligations under this Agreement;
(B)    It has taken, or caused to be taken, all necessary corporate action to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and
(C)    The execution and delivery by it of this Agreement, its performance of its obligations hereunder and its consummation of the transactions contemplated hereby, do not and will not violate or conflict with any provision of its constitutional documents, violate or conflict with any law, rule, or regulation applicable to or binding on it or violate or constitute any breach or default (other than a breach or default that would not result in a material adverse change to it or adversely affect its ability to perform any of its obligations hereunder) under any agreement, instrument or document to which it is a party or by which it or any of its properties is or may be bound or affected.

INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers and to be effective as of the day and year first above written.

EMBRAER S.A. By: /s/ Arjan Meijer Name: Arjan Meijer Title: VP Commercial Aviation By: /s/ Marcelo Pereira Santiago Name: Marcelo Pereira Santiago Title: VP Contracts & Asset Mgmt	Azul Finance 2 LLC By: /s/ John Peter Rodgerson Name: John Peter Rodgerson Title: Director

ATTACHMENT “A” TO AMENDED AND RESTATED COM0384-14 PW1923G E195-E2 AIRCRAFT CONFIGURATION
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ATTACHMENT B TO THE AMENDED AND RESTATED COM0384-14 FERRY FLIGHT ASSISTANCE AND PRODUCT SUPPORT PACKAGE
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EXHIBIT 1 - LIST OF TECHNICAL PUBLICATIONS
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EXHIBIT 2 - SPECIAL INSURANCE CLAUSES
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ATTACHMENT “C” TO THE AMENDED AND RESTATED COM0384-14 E195-E2 WARRANTY - MATERIAL AND WORKMANSHIP
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EXHIBIT 1 TO ATTACHMENT “C” TERMS AND CONDITONS FOR [***]
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ATTACHMENT D TO THE AMENDED AND RESTATED COM0384-14 ESCALATION FORMULA
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ATTACHMENT “E” TO THE AMENDED AND RESTATED COM0384-14 AIRCRAFT DELIVERY SCHEDULE
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ATTACHMENT “F” TO AMENDED AND RESTATED COM0384-14 [***] GUARANTEE
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ATTACHMENT “G” TO AMENDED AND RESTATED COM0384-14 [***] GUARANTEE
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ATTACHMENT “H” TO AMENDED AND RESTATED COM0384-14 [***] GUARANTEE
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ATTACHMENT “I” TO THE AMENDED AND RESTATED COM0384-14 [***] GUARANTEE
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